SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 6, 2009

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 6, 2009 the Board of Directors of CH2M HILL Companies, Ltd. approved the Restatement of the company’s Bylaws.

In connection with the restatement, the Board of Directors effected seven substantive changes to proposed Bylaws:

1.               Clarify how directors are elected (majority of the votes cast) unless more nominees than seats available, in which case plurality of votes case (i.e. those who get most votes, win).

2.               Clarify how director vacancies are filled when occurring between meetings of shareholders, and how shareholders vote for directors who were previously appointed by the Board.

3.               Clarify what happens when an employee-director’s employment ends (director submits his/her resignation to the Board, but continues to serve unless the Board accepts the resignation.

4.               Remove the “presumption of assent” provision that provided that a director is presumed to have assented to an action unless a dissent is recorded.  The revised provision requires action to be taken for it to be attributed to a director.

5.               Revise the mandatory officer designations contained in the Bylaws by removing references to non-essential officers.

6.               Change share ownership limit from a finite number — 350,000 shares, to 1% of shares outstanding, thus creating greater flexibility and ease of administration.  Currently 1% of outstanding shares is approximately 350,000 and no current shareholder is currently close to this level of holdings.

7.               Revise and update important indemnification provisions dealing with insurance, settlement of claims, subrogation, and the Board’s ability to establish procedures in support of the indemnification.

The foregoing brief description of the changes to the Bylaws effected by the Board of Directors in connection with the restatement of the Bylaws is a summary only and is qualified in its entirety by full the text of the Bylaws, which is attached to this Current Report as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01  Financial Statement and Exhibits

Exhibit No.	Description
3.1	Restated Bylaws of CH2M HILL Companies, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 12, 2009	By:	/s/ Margaret B. McLean
Margaret B. McLean
Vice President, Chief Legal Officer & Corporate Secretary